Exhibit 99.1
STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,
ANALYZES ITS LOAN PORTFOLIO TRENDS — HAS
GOOD ASSET QUALITY
Spokane, Washington, March 29, 2007 — Sterling Financial Corporation (NASDAQ:STSA) today announced that it has analyzed its loan and asset quality in light of recent questions generally in the market relating to sub-prime lending by financial institutions. Management believes that this re-examination confirms that Sterling has good asset quality by any financial metric.
Daniel G. Byrne, Sterling’s Chief Financial Officer reported, “At December 31, 2006, Sterling’s total loans receivable were $7.0 billion, as set forth in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “10-K”). Exhibits 1 and 2 to this release are derived from the 10-K. Exhibit 2 reflects that 24.1% of Sterling’s portfolio was in permanent mortgages, 32.2% was in construction mortgages and 43.7% was in commercial and consumer loans.”
As set forth in the 10-K, Sterling’s total classified assets decreased to $48.4 million at December 31, 2006 from $59.6 million at December 31, 2005, and as a percentage of total assets, classified assets decreased to 0.49% at December 31, 2006, from 0.79% at December 31, 2005. Nonperforming assets were $11.2 million, $8.4 million and $13.9 million at December 31, 2006, 2005 and 2004, respectively.
Sterling’s net charge-offs were $3.7 million for 2006, $9.1 million for 2005 and $5.1 million for 2004, as set forth in Exhibit 3. This represented 0.06%, 0.20% and 0.13%, respectively, of charge-offs to average loans outstanding during these periods.

With respect to sub-prime lending, the only lending segment that originates sub-prime loans is through Sterling’s wholly owned subsidiary Golf Savings Bank, which originates residential permanent loans that are sold to third-party investors. During 2006, Sterling originated approximately $4.97 billion in loans, with approximately 1.9% being sub-prime. At December 31, 2006, Sterling had $3.6 million of loans classified as sub-prime, representing 0.05% of Sterling’s total loans receivable. The average loans-to-values on these sub-prime loans are approximately 84%. These loans are either sold with no recourse or recourse limited to the first 120 days following origination. During the first two months of 2007, there were $12.3 million in loan originations considered sub-prime. At February 28, 2007, the balance of sub-prime loans in the portfolio was $3.9 million. The average loans-to-values on these loans was 85%.
The average FICO score for Sterling’s Consumer Indirect portfolio is relatively high. A summary of the portfolio at December 31, 2006, segmented by average FICO scores, is presented on Exhibit 4. Over 96% of the loans in the portfolio have an average FICO score greater than 620. Only $6.4 million of the loans in the portfolio have FICO scores less than 620. FICO scores of less than 620 are generally considered to be less than investment grade. Sterling’s net loan charge-offs for Consumer Indirect lending were $513,000 in 2006 and $248,000 in 2005. Mr. Byrne stated, “Sterling’s management does not believe there is any elevated risk in the Consumer Indirect portfolio.”
A summary of Sterling’s residential construction portfolio segmented by type of loan is presented on Exhibit 5. The geographic distribution of this portfolio is shown on Exhibit 6. As indicated on Exhibit 5, Sterling’s speculative construction lending (loans made to builders) has declined from 2003, when it represented 48% of the construction portfolio, to 32% at the end of February 2007. Acquisition and development lending has declined since its peak of 34% of the construction portfolio at the end of 2005 to 20% at the end of February 2007. Furthermore, the distribution of the construction loan commitments has become more geographically diversified between the Puget Sound area of western Washington — 44%, Portland, Oregon, Metropolitan Area — 24%, Boise, Idaho — 11% and California — 5%. Mr. Byrne noted that, “These markets are generally performing well, despite some slowdown in activity in the past six months.”
Sterling’s commercial real estate portfolio originated through INTERVEST-Mortgage Investment Company had total outstanding commitments as of February 28, 2007 of $1.4 billion, as shown on Exhibit 7. The geographic distribution of these commitments is shown on Exhibit 7. As this information indicates, the portfolio is product and geographically diversified.
Loan charge-offs relating to the residential and commercial real estate construction lending segment had a net recovery of $8,000 in 2006 and a net charge-off of $19,000 in 2005. Mr. Byrne noted that, “Our charge-off experience in construction lending has been good, and we continue to monitor various trends for a reversal, but do not see any at this time.”
Mr. Byrne added that, “Our conclusion after re-examining Sterling’s asset quality is that our asset quality metrics have continued to improve and reflect Sterling’s conservative underwriting over time.”

ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington, is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho, California and Montana. Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Utah, Arizona and California. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is the origination of single-family residential mortgage loans.
FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

Investor Contacts:	Sterling Financial Corporation
Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711

Exhibit 1
Loan Portfolio Analysis December 31, 2006 Consumer — indirect 4.1% One- to four-family residential- perm 9.2% Commercial & Multifamily- perm 14.9% One- to four-family residential- construction 20.1% Commercial & Multifamily- construction 12.1% Commercial Banking 29.1% Consumer - direct 10.5% Total Loan Portolio = $7,111 Million Source: 12/31/2006 Sterling Financial

Exhibit 2
Loan Portfolio Analysis

	December 31,
	2002		2003		2004		2005		2006
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
	(Dollars in thousands)
Mortgage — permanent:
One- to four-family residential	$358,359	14.8	$407,999	13.8	$794,632	18.4	$488,633	9.9	$654,661	9.2
Multifamily residential	161,547	6.7	167,220	5.7	184,754	4.3	332,211	6.7	263,053	3.7
Commercial real estate	458,712	18.9	463,191	15.7	699,879	16.3	792,219	16.0	795,386	11.2

	978,618	40.4	1,038,410	35.2	1,679,265	39.0	1,613,063	32.6	1,713,100	24.1

Mortgage — construction:
One- to four-family residential	280,514	11.6	271,480	9.2	356,644	8.3	591,362	11.9	1,429,772	20.1
Multifamily residential	96,297	4.0	127,424	4.3	102,166	2.4	140,622	2.8	189,819	2.7
Commercial real estate	104,108	4.3	154,061	5.2	194,085	4.5	289,518	5.9	671,291	9.4

	480,919	19.9	552,965	18.7	652,895	15.2	1,021,502	20.6	2,290,882	32.2

Total mortgage loans	1,459,537	60.3	1,591,375	53.9	2,332,160	54.2	2,634,565	53.2	4,003,982	56.3

Commercial and consumer:
Commercial banking	655,727	27.0	948,304	32.2	1,311,197	30.4	1,531,079	30.9	2,069,086	29.1
Consumer — direct	246,578	10.2	309,931	10.5	543,895	12.6	618,528	12.5	749,626	10.5
Consumer — indirect	62,896	2.5	99,697	3.4	120,894	2.8	166,143	3.4	288,704	4.1

Total commercial and consumer loans	965,201	39.7	1,357,932	46.1	1,975,986	45.8	2,315,750	46.8	3,107,416	43.7

Total loans receivable	2,424,738	100.0	2,949,307	100.0	4,308,146	100.0	4,950,315	100.0	7,111,398	100.0

Deferred fees, net	(6,450)		(7,276)		(6,907)		(8,916)		(12,308)

Gross loans receivable	2,418,288		2,942,031		4,301,239		4,941,399		7,099,090
Allowance for loan losses	(27,866)		(35,605)		(49,362)		(55,483)		(83,689)

Loans receivable, net	$2,390,422		$2,906,426		$4,251,877		$4,885,916		$7,015,401

Source: Sterling Financial Corporation Annual Report on Form 10-K

Exhibit 3
Charge-offs and Recoveries by Loan Type

	Years Ended December 31,
	2002	2003	2004	2005	2006
	(Dollars in thousands)

Balance at beginning of period	$20,599	$27,866	$35,605	$49,362	$55,483
Charge-offs:
Mortgage — permanent	(48)	(165)	(59)	(37)	(32)
Mortgage — construction	(868)	(106)	(645)	(19)	(12)
Consumer — direct	(954)	(1,146)	(1,373)	(1,107)	(619)
Consumer — indirect	(407)	(445)	(370)	(449)	(823)
Commercial banking	(2,776)	(2,391)	(3,036)	(8,039)	(2,919)

Total charge-offs	(5,053)	(4,253)	(5,483)	(9,651)	(4,405)

Recoveries:
Mortgage — permanent	19	42	25	6	5
Mortgage — construction	2	3	2	0	20
Consumer — direct	208	160	214	237	193
Consumer — indirect	170	149	111	201	310
Commercial banking	54	268	16	128	225

Total recoveries	453	622	368	572	753

Net charge-offs	(4,600)	(3,631)	(5,115)	(9,079)	(3,652)

Provisions for loan losses	11,867	10,500	12,150	15,200	18,703
Allowance for losses on assets acquired	0	870	6,722	0	13,155

Balance at end of period	$27,866	$35,605	$49,362	$55,483	$83,689

Allowances allocated to loans classified as loss	$2,067	$2,897	$3,528	$2,159	$1,379

Ratio of net charge-offs to average loans outstanding during the period	0.21%	0.13%	0.13%	0.20%	0.06%
Source: Sterling Financial Corporation Annual Report on Form 10-K

Exhibit 4
Corporation Annual Report on Form 10-K Consumer Indirect Loans as of 12/31/06 FICO Scores as a percentage of the portfolio $ in Millions Source: Sterling Savings Bank $34.0 17.3% 8.3% $16.3 $6.4 3.3% 18.0% $35.2 $104.1 53.1%

Residential Construction Loan Commitments & Concentrations 2003 - 2007 1997 1998 1999 2000 2001 2002 2003 2004 1st Qtr. 2005 2nd Qtr. 2005 3rd Qtr. 2005 2005 1st Qtr 2006 2nd Qtr 2006 3rd Qtr 2006 2006 2/1/2007 Spec 108284218 109102996 143640052 173373089 178366660 210008615.98 226300339 266940971 313746915 381591388 388216300 360459953.66 490718773.33 569358687.33 817985947.33 698436038.33 759665928.2 A&D 39186321 34895440 60214644 65989000 42270360 56784435 79935605 188455510 207728850 264701778 291337503 315718603 302162228 383444983 416630983 469363985 471586985 Presold 12810430 36876550 20052525 21397025 33741705 53633361.91 45875168 69498377 96776888 106588404 118540196.2 136283476.53 123179324.2 111376630.2 104108520.2 95739931.2 146158506.33 Custom 13588700 11553850 35409596 26726500 24959962 27193376.93 39110217 53234423.25 50489383.92 51569094.92 50123190.92 53039091.92 51557372.92 61189924.47 55157095.47 42819569.2 45686641 Lot 4964810 5280793 9389107 10320135 27990829 32263342 25747987.5 16658500 27541625 39202697 49228902 72439226 95118817.5 90736940.5 127091928 177565385 214745907 Multi-Fam 431000 1640000 11043650 34619660 17194000 12882000 10382000 6100000 0 4554000 0 61546160 58483360 58133160 299642960 513113860 525156410 Collateral Pool 5392000 29464400 40932373.79 43715580 42406400 34406400 60247400 64589400 64589400 93568150 87043350 95848350 110274750 183418750 48% 17% 41% 29% 34% 30% 33% 22% 24% 5% 32% 20% 22% 8% Exhibit 5

2/28/2007 Puget Sound 952048004.97 Portland Metro/ Vancouver 531318076.77 Boise 244157523.69 California 111237792.52 Bend 63301841.91 Other 292687237.82 2/28/07 $2.195 Billion Commitments Residential Construction Portfolio Geographic Distribution 44% 24% 11% 5% 3% 13% Exhibit 6

INTERVEST Commercial and Multi-Family Construction Geographic Concentrations 2/28/2007 Washington 450408570 California 419830000 Oregon 273440820 Arizona 91417000 Idaho 89192177 Nevada 44846000 Montana 43700000 Colorado 18450000 Alaska 13600000 2/28/07 $1.445 Billion Commitments 32% 6% 3% 29% 6% 1% 19% 3% 1% Exhibit 7

Total Commercial and Multi-Family INTERVEST Perm Loans By Property Type Outstanding Balances December 2006 vs. February 2007 Office Shopping Center Twenty-one + Units Assisted Living Facility Motel Single Purpose Other 12/31/2006 139381625.49 139478222.49 104520637.48 60879674.78 27331844.31 30109890.62 97868148.25 Office Shopping Center Twenty-one + Units Assisted Living Facility Motel Single Purpose Other 2/28/2007 132156548.58 122182849.47 98073821.73 60707074.08 33548639 30037877.46 90417239.92 2/28/07 $567 Million 12/31/06 $600 Million 23% 17% 6% 16% 22% 11% 5% Exhibit 8